Exhibit 99.1
PRESS RELEASE
For Immediate Release

Contact:	Michael O. Banks — Executive Vice President and Chief Financial Officer (570) 200-1340
PENN MILLERS HOLDING CORPORATION ANNOUNCES
REPURCHASE OF COMMON STOCK
     WILKES-BARRE, PA, October 27, 2009 — Penn Millers Holding Corporation (NASDAQ: PMIC) (the “Company”) announced today that its board of directors has authorized the repurchase of up to 5% of the Company’s issued and outstanding shares of common stock.
     The repurchases are authorized to be made from time to time in open market or privately negotiated transactions as, in management’s sole opinion, market conditions warrant. The Company will have the right to repurchase issued and outstanding shares of common stock until 5% of the shares are repurchased, unless the Company’s board of directors expands the program. The repurchased shares will be held as treasury shares and may be issued in connection with a future stock-based compensation plan, should such a plan be approved by the Company’s shareholders at a meeting to be held in April 2010.
     The Company provides property and casualty insurance through its wholly-owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance in 33 states and commercial lines insurance in 8 states.
     The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.
     Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.